SCHEDULE OF SERIES PORTFOLIOS OF

THE SELECT SECTOR SPDR® TRUST

Dated: October 13, 2026

Fund
State Street® Communication Services Select Sector SPDR® ETF
State Street® Consumer Discretionary Select Sector SPDR® ETF
State Street® Consumer Staples Select Sector SPDR® ETF
State Street® Energy Select Sector SPDR® ETF
State Street® Financial Select Sector SPDR® ETF
State Street® Health Care Select Sector SPDR® ETF
State Street® Industrial Select Sector SPDR® ETF
State Street® Materials Select Sector SPDR® ETF
State Street® Real Estate Select Sector SPDR® ETF
State Street® Technology Select Sector SPDR® ETF
State Street® Utilities Select Sector SPDR® ETF
State Street® Communication Services Select Sector SPDR® Premium Income ETF
State Street® Consumer Discretionary Select Sector SPDR® Premium Income ETF
State Street® Consumer Staples Select Sector SPDR® Premium Income ETF
State Street® Energy Select Sector SPDR® Premium Income ETF
State Street® Financial Select Sector SPDR® Premium Income ETF
State Street® Health Care Select Sector SPDR® Premium Income ETF
State Street® Industrial Select Sector SPDR® Premium Income ETF
State Street® Materials Select Sector SPDR® Premium Income ETF
State Street® Real Estate Select Sector SPDR® Premium Income ETF
State Street® Technology Select Sector SPDR® Premium Income ETF
State Street® Utilities Select Sector SPDR® Premium Income ETF
State Street® S&P 500® Consumer Discretionary Market Sector SPDR® ETF
State Street® S&P 500® Consumer Staples Market Sector SPDR® ETF
State Street® S&P 500® Energy Market Sector SPDR® ETF
State Street® S&P 500® Technology Market Sector SPDR® ETF